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                                                                  Exhibit (i)(2)



                                                             [LOGO] BINGHAM DANA

[LETTERHEAD OF Bingham Dana LLP]


June 12, 2001

Bell, Boyd & Lloyd LLC
Three First National Plaza
70 West Madison Street, Suite 3300
Chicago, IL 60602-4207

           Re: Pearl Mutual Funds
               ------------------

Ladies and Gentlemen:

           We have acted as special Massachusetts counsel to Pearl Mutual Funds (the "Trust"), a Massachusetts business trust, in connection with Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about June 13, 2001 (the "Registration Statement"), with respect to the shares of beneficial interest, par value $.01 per share (the "Shares") of its series Pearl Total Return Fund and Pearl Aggressive Growth Fund (the "Funds"). You have requested that we deliver this opinion to you to be used as an exhibit to the Registration Statement.

           In connection with the furnishing of this opinion, we have examined the following documents:

               (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

               (b) a copy of the Trust's Amended and Restated Declaration of Trust dated September 11, 2000, as certified by the Secretary of the Commonwealth of Massachusetts (the "Declaration");

               (c) a copy of the Trust's Establishment and Designation of Series of Shares of Beneficial Interest, designating the Funds, dated September 11, 2000, as certified by the Secretary of the Commonwealth of Massachusetts (the "Designation");

               (d) a certificate executed by the Secretary of the Trust (the "Secretary's Certificate"), certifying as to, and attaching copies of, the Trust's Declaration, Designation, By-Laws, and certain resolutions adopted by the Trustees of the Trust at meetings held on June 23, 2000 and September 11, 2000 (the "Board Resolutions"); and


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Bell, Boyd & Lloyd LLC
June 12, 2001
Page 2

          (d)  a draft received on May 31, 2001, of the Registration Statement.

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, when filed with the Securities and Exchange Commission, will be in substantially the form reviewed by us in draft form as described in paragraph
(d) above.

     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, to the extent the same may apply to or govern the transactions covered by this opinion, except that we express no opinion as to any Massachusetts securities law. Our opinion in paragraph (1) below relating to the existence of the Trust relies entirely on and is limited by the certificate described in paragraph (a) above.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that:

     1. The Trust is duly organized and existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

     2. The Shares, when issued and sold in accordance with the Trust's Declaration and By-Laws and for the consideration described in the Registration Statement will be legally issued, fully paid and non-assessable, except that, as set forth in the statement of additional information contained in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.
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Bell, Boyd & Lloyd LLC
June 12, 2001
Page 3

     The opinions expressed herein concern only the effect of the law as currently in effect and the state of facts as described herein. The undersigned undertakes no obligation to supplement or update this opinion after the date hereof. We understand that Bell, Boyd & Lloyd LLC will rely on this opinion in order to prepare an opinion to the Trust, which will be filed with the Securities and Exchange Commission. We hereby consent to such use and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        /s/ Bingham Dana LLP
                                        BINGHAM DANA LLP